Ballantyne STRONG™

NYSE American: BTN

FIRST QUARTER 2021 RESULTS

BALLANTYNE STRONG AT A GLANCE

EXCHANGE:	**NYSE American BTN**
COMMON SHARES:	**18.3M[1]**
MARKET CAP:	**$90M[1]**
CLOSING SHARE PRICE:	**$4.94[1]**

Leader in Entertainment

- **Trusted brand** deeply embedded in global entertainment industry
- **Largest** premium screen provider in North America
- **IMAX e**xclusive global supplier
- **Leader** in cinema managed services with **100%** service coverage across the United States

Investments

- **GreenFirst Forest Products, Inc.** (TSX: GFP.V) — Market Cap ~$178M USD[1]
- **FG Financial Group, Inc.** (Nasdaq: FGF) — Market Cap ~$39M[1]
- **Firefly Systems, Inc.** (Private)

[1]As of 5.3.21

SIGNIFICANTLY BOLSTERED FINANCIAL POSITION

✓ **Completed Sale of Convergent Media Systems**

- Monetized successful turnaround
- Enterprise value of ~$23M
- Realized gain of ~$15M in Q1 21

✓ **Capital Raise**

- Proceeds of $6.7M, net of discounts and commissions

Cash & Cash Equivalents


Q4 20
$4M
Q1 21
$22M

Total Stockholders' Equity


Q4 20
$27M
Q1 21
$45M

Ballantyne STRONG

POSTIVE MOMENTUM

Strong Entertainment Positioned for Post-COVID

- **Leading provider** of screens & managed services
  - **New multi-year exclusive agreements** with Cinemark & Marcus Theaters
- **Unprecedented pipeline of blockbusters** scheduled for H2 2021 & 2022
- **Increasing demand for Strong Technical Services** "STS" as theaters move to outsourced managed services

Solid Performance In Investment Portfolio

- **GreenFirst Forest Products** announced acquisition (post close of Q1) to become top-ten lumber producer in Canada
- **FG Financial Group** SPAC Platform makes initial SPAC investments
  - FG New America Acquisition Corp. led by former CEO of Ameritrade Joe Moglia; definitive agreement to acquire Opportunity Financial "OppFi", leading FinTech platform; deal expected to close in Q2
  - Aldel Financial led by former co-founder of Fortress Investment Group Rob Kauffman
- **Firefly** positioning for post-COVID growth opportunities

WELL-POSITIONED TO CAPITALIZE ON INDUSTRY REOPENING

STRONG MDI SCREENS

- Largest premium screen provider in North America with 65% market share; growing presence in China and Europe
- Exclusive global supplier agreements with IMAX and Cinemark
- Eclipse product increases non-cinema opportunities

STRONG TECHNICAL SERVICES

- Leader by market share in cinema management services with 100% service coverage across the U.S.
- Cinemas are moving to outsourced services model, driving demand; expect trend will accelerate as cinemas reopen
- Exclusive multi-year nationwide managed services agreement with Marcus Theaters
- Proven expertise; attractive economics for customers

STRONG
ENTERTAINMENT


MISSION: IMPOSSIBLE 7


NO TIME TO DIE
007
IN CINEMAS 2021


THE BATMAN


TOM CRUISE
TOP GUN


F9
THE FAST SAGA
SUMMER

INVESTMENTS

GREENFIRST
FOREST PRODUCTS

FG FINANCIAL
GROUP INC.

FIREFLY

FIREFLY

Preferred shares valued at $13M[1]


SWAROVSKI

- **Street-level digital media network** that connects audiences with dynamic media on taxis and rideshare vehicles
- Offers the **highest resolution and most programmability** of any digital out-of-home (DOOH) display on the market
- Recently launched the industry's **first Tesla-top advertising campaign** with tech-enabled vehicle fleet operator Drive Sally. The campaigns elevate taxi-top advertising to **entice premium brands** into the category, while supporting zero-emission transportation.
  - First campaigns will feature luxury brands Swarovski and David Yurman
- Firefly's recent launch of Street.IQ is the first digital out-of-home platform that uses live data to improve advertising campaigns weekly
  - Surmounts the limitations of traditional OOH channels to drive confidence in outdoor advertising following COVID-19
- One of their largest shareholders with Google Ventures and NFX

[1] As of 3.31.21

Ballantyne STRONG

FG FINANCIAL GROUP

~21% shareholder; $39M Market Cap[1]

FG SPAC Platform

- Investor and servicer of SPACs
- Two recent **SPAC investments**:
  - FG New America Acquisition Corp. led by **former CEO of TD Ameritrade** Joe Moglia; definitive agreement to acquire Opportunity Financial "OppFi", leading FinTech platform; deal expected to close in Q2
  - Aldel Financial led **by former co-founder of Fortress Investment Group** Rob Kauffman
- BTN will indirectly participate in the economics of the SPAC sponsor as well as when their transactions are successfully completed

FG Reinsurance

- Opportunistic model with unique **risk/reward characteristics**
- Capital allocation mindset enables FG to be patient
- Risk management through experienced underwriting of **fully collateralized and loss capped** reinsurance
- Complementary to FG SPAC Platform

[1] As of 5.3.21

GREENFIRST FOREST PRODUCTS

~30% shareholder/approximate ~$178M (USD) Market Cap[1]

- Subsequent to quarter, GreenFirst entered into a binding asset **purchase agreement** to acquire a portfolio of forest and paper product assets for $214M in Ontario and Quebec: 6 lumber mills and one newsprint mill
- **Transformative acquisition** that will make GreenFirst a **top-ten lumber producer** in Canada
- **Market Cap has increased 227%** since March 31, 2021 (Investment marked on balance sheet at $0.10 (USD) per share)
- Portion of acquisition will be financed with **backstopped rights offering**
- BTN expected to receive **21M rights at $1.50** under proposed rights offering; the company entered into a commitment letter with GreenFirst agreeing to exercise a minimum of approximately US $1.6M in contemplated rights offering

[1] As of 5.3.21

INVESTMENT PORTFOLIO PERFORMING WELL


$19M
GreenFirst $2M
FG Financial $4M
Firefly $13M
$74M
GreenFirst $53M
FG Financial $8M
Firefly $13M

Book Value of Investments 3.31.21

Market Value of Investments 5.3.21

Ballantyne STRONG

FINANCIAL REVIEW


Ballantyne STRONG

CONSOLIDATED Q1 2021 SUMMARY

($ in thousands)

	Quarters Ended March 31,			
	2021	2020	Favorable (Unfavorable)	Favorable (Unfavorable) %
Ballantyne Strong (Consolidated)				
Revenue	$ 4,772	$ 7,414	$ (2,642)	-35.6%
Gross profit	1,160	1,867	(707)	-37.9%
Gross margin %	24.3%	25.2%	-0.9%	
SG&A	2,917	4,368	1,451	33.2%
Loss from operations	(1,757)	(2,501)	744	29.7%
Adjusted EBITDA*	(1,073)	(1,940)	867	44.7%

- Decrease in revenue and gross profit primarily due to negative impact of COVID-19 on Strong Entertainment operating segment
- Relatively stable gross margin despite revenue deceases
- Profitability improved as a result of significant cost management efforts and lower bad debt expenses

*See Non-GAAP reconciliation to GAAP equivalent in appendix

STRONG ENTERTAINMENT Q1 2021 TREND

($ in thousands)

	Q1-FY20	Q2-FY20	Q3-FY20	Q4-FY20	Q1-FY21
Strong Entertainment					
Revenue	$ 7,313	$ 2,467	$ 5,260	$ 5,587	$ 4,472
Gross profit	1,795	47	889	1,877	889
Gross margin %	24.5%	1.9%	16.9%	33.6%	19.9%
SG&A	2,170	525	968	948	1,136
(Loss) income from operations	(376)	(478)	(79)	896	(247)
Adjusted EBITDA*	(142)	(168)	133	1,035	(81)

- Revenue decline during Q1 2021 due to negative impact of COVID-19 was partially offset by increase in revenue from Eclipse screens
- Despite the significant impact of COVID-19, slight improvement in overall operating results compared to Q1 2020
- Actively managing costs to offset declines in revenue and gross profit

*See Non-GAAP reconciliation to GAAP equivalent in appendix

BALANCE SHEET

($ in thousands)

	3/31/2021	12/31/2020
Assets		
Cash and cash equivalents and restricted cash	$ 22,467	$ 4,787
Other current assets	8,674	9,274
Goodwill and intangible assets	1,232	1,291
Investments	19,484	20,167
Assets of discontinued operations	--	10,120
Other long-term assets	13,407	9,860
Total assets	**$ 65,264**	**$ 55,499**
Liabilities		
Accounts payable & accrued expenses	$ 4,657	$ 4,899
Short-term debt	3,674	3,299
Short-term lease liabilities	1,654	1,634
Long-term lease liabilities	4,489	4,908
Liabilities of discontinued operations	--	7,967
Other liabilities	5,698	5,726
Total liabilities	**$ 20,172**	**$ 28,433**
Stockholders' equity	**$ 45,092**	**$ 27,066**
Total liabilities and stockholders' equity	**$ 65,264**	**$ 55,499**

Ballantyne STRONG

IN SUMMARY

- ✓ Strong Entertainment positioned for Post-COVID as cinemas and theme parks reopen
- ✓ Investment portfolio performance
- ✓ Strengthened balance sheet
- ✓ Focused on long-term capital deployment

FORWARD LOOKING STATEMENTS AND NON-GAAP MEASURES

This presentation may include forward-looking statements. Any statements contained herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The forward-looking statements included herein include or may include, but are not limited to, statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might," or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this presentation that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the "Risk Factors" section contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. New risk factors emerge from time-to-time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

This presentation also contains references to non-GAAP financial measures. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes stock-based compensation, severance, equity method income (loss), foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains. Adjusted EBITDA is used internally in planning and evaluating the Company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results. Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company's performance. Adjusted EBITDA has limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP, including: (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Ballantyne STRONG

APPENDIX



RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Consolidated	
	Three Months Ended March 31,	
	2021	2020
Net income (loss)	$ 11,811	$ (447)
Net income (loss) from discontinued operations	(14,325)	(607)
Net income (loss) from continuing operations	(2,514)	(1,054)
Interest expense, net	77	127
Income tax expense (benefit)	69	342
Depreciation and amortization	274	284
EBITDA	(2,094)	(301)
Stock-based compensation expense	314	273
Equity method investment loss	769	(1,369)
Foreign currency transaction loss	(16)	(528)
Gain on property and casualty insurance recoveries	(148)	(16)
Severance and other	102	-
Adjusted EBITDA	$ (1,073)	$ (1,941)

	Strong Entertainment				
	Quarters Ended				
	Q1 - 2020	Q2 - 2020	Q3 - 2020	Q4 - 2020	Q1 - 2021
Net income (loss)	$ (195)	$ (865)	$ 1,939	$ 401	$ (608)
Interest expense, net	32	34	24	22	24
Income tax expense	287	78	488	222	63
Depreciation and amortization	230	231	226	183	236
EBITDA	354	(522)	2,677	828	(285)
Equity method investment loss	48	69	20	89	353
Loss on disposal of assets and impairment charges	-	-	-	33	-
Foreign currency transaction loss (gain)	(528)	304	172	343	(16)
Gain on property and casualty insurance recoveries	(16)	(97)	(2,736)	(258)	(148)
Severance and other	-	78	-	-	15
Adjusted EBITDA	$ (142)	$ (168)	$ 133	$ 1,035	$ (81)

Ballantyne STRONG